Exhibit 10.1

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT is made and entered into as of August 26, 2011 (this “Agreement”) by and among NUTRITION 21, INC. (“N21 INC.”), a New York corporation, NUTRITION 21, LLC (“N21 LLC”), a New York limited liability company, ICELAND HEALTH, LLC (“Iceland Health”), a New York limited liability company, HEART’S CONTENT, INC. (“Heart’s Content” and, together with N21 INC., N21 LLC and Iceland Health, the “Company”), a New York corporation, and the SERIES J SHAREHOLDERS (as defined below) signatory hereto (the “SUPPORTING SHAREHOLDERS”).  The Company and the SERIES J SHAREHOLDERS and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties” and individually as a “Party.”

W H E R E A S

A.           On September 10, 2007, the Company sold 17,750 shares of Series J 8% Convertible Preferred Stock (the “Series J Preferred Stock”) to certain parties (the “Series J Shareholders”) pursuant to Securities Purchase Agreement, dated as of September 10, 2007, as reflected in the Certificate of Amendment of the Certificate of Certificate of Incorporation of Nutrition 21 (the “Certificate of Incorporation”) in exchange for $17,750,000.

B.           Pursuant to the Certificate of Incorporation, the Company, subject to restrictions set forth in the Certificate of Incorporation and New York law was to redeem the Series J Preferred Stock on September 10, 2011.

C.           Nutrition 21 is unable to redeem the Series J Preferred Stock.

D.           Prior to the date hereof, representatives of the Company and certain of the Series J Shareholders have engaged in arm’s length, good faith negotiations regarding a financial restructuring of the Company and satisfaction of the Company’s indebtedness to the Company’s creditors and the cancellation of the Company’s Equity Securities (as defined below), including the Series J Shareholders, pursuant to the terms and conditions set forth in the Plan (as defined below) and this Agreement (the “Restructuring”).

E.           The Company and the Supporting Shareholders have agreed to implement the Restructuring of the Company via a sale of substantially all of the Company’s assets pursuant to Bankruptcy Code (as defined below) section 363 (the “Sale”) and to distribute the proceeds thereof and any other remaining assets of the Company pursuant to the terms and conditions set forth in the Plan consistent with the terms hereof.

F.           In the exercise of its business judgment and consistent with its fiduciary duties, the Company has decided to commence voluntary reorganization proceedings (collectively, the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to effect the Restructuring through the Plan that implements and is otherwise consistent with the terms and conditions set forth in the Plan and this Agreement.

G.           This Agreement and the Plan set forth the agreement among the Parties concerning their commitment, subject to the terms and conditions hereof and thereof, to implement the Restructuring.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

1.	Definitions. The following terms shall have the following definitions:

“Auction” means the auction for the Sale of the Assets pursuant to any order of the Bankruptcy Court.

“Ballot” means the ballot distributed with the Plan for voting on the Plan.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Claim” means a claim, as defined in Bankruptcy Code Section 101(5), against the Company.

“Commencement Date” means the date upon which voluntary petitions are filed by the Company to commence the Chapter 11 Case.

“Disclosure Statement” means the disclosure statement in respect of the Plan, which shall be in form and substance reasonably satisfactory to the Supporting Shareholders.

“Equity Security” means an equity security, as defined in Bankruptcy Code Section 101(16), issued by the Company.

“KEIP” means that certain key employee incentive plan the terms of which are set forth on Exhibit B hereto.

“Disputed Claims” means any claims against the Company filed on account of those certain causes of action or potential causes of action set forth on Schedule 1 hereto.

“Material Adverse Change” means any change, effect, event, occurrence, development, circumstance or state of facts occurs which has had or would reasonably be expected to (i) have a materially adverse effect on the Company’s ability to perform its obligations under this Agreement and the Plan or (ii) have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by this Agreement.  For the avoidance of doubt, (i) the filing of voluntary petitions commencing the Chapter 11 Case contemplated by this Agreement or (ii) the Sale being authorized for an amount less than $17,500,000 shall not constitute a Material Adverse Change.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“Plan” means a plan of reorganization in respect of the Chapter 11 Case the terms of which are substantially consistent with the Plan Term Sheet.

“Plan Term Sheet” means the material terms of a plan of reorganization in respect of the Chapter 11 Case set forth on Exhibit A hereto.

“Plan Effective Date” means the date the Plan shall be substantially consummated.

“Sale Procedures Motion” means a motion, in form and substance reasonably acceptable to counsel for the Supporting Shareholders, to be filed with the Bankruptcy Court seeking relief on shortened notice to conduct the Sale and for approval of sale procedures in connection therewith.

“Series J Shareholder Interests” means the Equity Securities held by the Series J Shareholders in Nutrition 21 solely on account of the Series J Preferred Stock.

“Severance Claims” means the contingent claims of the Severance Recipients on account of severance obligations solely in the amounts set forth on Exhibit C hereto.

2.           Acknowledgment.  The Company acknowledges that (i) the Series J Preferred Stock constitutes Equity Securities validly issued and authorized by the Company and has no objection, dispute, disallowance, defense, counterclaim, avoidance, or offset of any kind or nature with respect to the Series J Preferred Stock and (ii) the Stated Value (as defined in the Certificate of Incorporation), plus any accrued and unpaid dividends thereon as provided for in the Certificate of Incorporation will equal at least $17,750,000 as of the Commencement Date (the “Stated Value Amount”).

3.           Delivery of Budgets.

A.
Attached hereto as Exhibit C is a pro forma rolling thirteen week cash flow budget for the Company on a consolidated basis (the “Initial Cash Flow Budget”).  On or before each Friday beginning with September 2, 2011, the Company shall deliver an updated pro forma thirteen week rolling cash flow budget (each such budget, together with the Initial Cash Flow Budget, a “Cash Flow Budget”) shall (i) be updated to reflect the Company and its subsidiaries’ current forecasts and results, and (ii) commencing with September 9, 2011 a reconciliation of the actual results for the immediately preceding week period to the projected results for the immediately proceeding week as set forth in the Cash Flow Budget and a detailed explanation of all material variances from the Cash Flow Budget.

B.
The Company agrees that all payments shall be made and expenses incurred in accordance with the Cash Flow Budget; provided, however, that it shall not be deemed a breach of this Agreement if the actual payments or expenses incurred for any two particular weeks do not exceed more than 10% of the aggregate budgeted payments and expenses for such two week period; provided, however that this Section 3B shall not apply to any fees or expenses due or charged by professionals retained by or to be paid by the Company’s bankruptcy estate in connection with the Bankruptcy Cases or any fees payable to the Office of the United States Trustee.

4.           Milestones.  The Company shall comply with the following and file the following documents on or prior to the date indicated for each such material action or document below (each, a “Milestone”), subject to change based upon the Bankruptcy Court’s availability and mutual agreement of the Parties:

A.	The Commencement Date will occur on a date mutually agreed to by the Company and Supporting Shareholders (but in no event later than August 29, 2011);

B.	On or prior to the fifth day of the Bankruptcy Cases, the Company shall file with the Bankruptcy Court the Sale Procedures Motion;

C.
On or prior to the 25th day of the Bankruptcy Cases, the Company shall file the Disclosure Statement for the Plan and procedures for soliciting votes with respect to the Plan along with a copy of the Plan;

D.
On or prior to the 30th day of the Bankruptcy Cases, the Bankruptcy Court shall enter an order, in form and substance acceptable to counsel for the Supporting Shareholders, approving the Sale Procedures Motion;

E.	On or prior to October 25, 2011, the Company shall conduct the Auction;

F.
On or prior to November 1, 2011, the Bankruptcy Court shall have entered an order approving the Sale to the person or entity selected as the highest and best bidder at the Auction and approved the asset purchase agreement in connection therewith;

G.
On or prior to five business days following the Auction, the Company shall have filed an amendment to the Disclosure Statement as necessary to comply with Bankruptcy Code section 1125 with respect to the results of the Auction (the “Amendment”);

H.
If the Bankruptcy Cases are not administered as “small business cases” as defined in Bankruptcy Code section 101(51C), on or prior to the fifteenth day following the filing of the Amendment the Bankruptcy Court shall enter an order approving the Disclosure Statement; and

I.	On or prior to the 30th day following the filing of the Amendment, the Bankruptcy Court shall enter an order confirming the Plan and approving the Disclosure Statement.

5.           Commitment of the Supporting Shareholders.  For so long as this Agreement remains in effect, and subject to the Company fulfilling its obligations as provided hereto the Supporting Shareholders shall:

A.
Timely vote or cause to be voted the Series J Preferred Stock and any other Claims or Equity Securities now or hereafter beneficially owned or acquired by it or for which it now or hereafter serves as the nominee, investment manager or advisor for beneficial holders thereof, in favor of the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and accompanying solicitation materials, and timely return a duly-executed Ballot in connection therewith, and to support the transactions contemplated therein and to be effected thereby, provided, however, that the Supporting Shareholders shall not be obligated to vote in favor of the Plan if the terms thereof are materially inconsistent with the Plan Term Sheet.

B.	Support the Sales Procedures Motion and not object thereto.

C.
Support confirmation of and not object or support or encourage any other party to object to confirmation of the Plan, or otherwise commence any proceeding to oppose or alter the Plan or support an alternative restructuring or an alternative plan of reorganization.

D.
Support payment of the Severance Claims and not object thereto or support or encourage any other party or cause any other party to object to any Severance Claims; provided, that no Severance Claim is greater than the Severance Claim set forth on Exhibit C hereto opposite each Severance Recipients’ (as defined in Exhibit C hereto) name; provided, further, that with respect to an individual Severance Recipient such individual has not been employed by the purchaser of the Company’s assets following the Sale.

E.
Support the KEIP and not object to the KEIP or any payments thereunder or support or encourage any other party or cause any other party to object thereto; provided that the final terms thereof are not more favorable to the KEIP Recipients (than the terms set forth in Exhibit B hereto).  For the avoidance of doubt it is acknowledged that (i) KEIP Recipients all have agreed to the treatment and further that they shall be entitled to payments under the KEIP even if they are employed by the purchaser of the Company’s assets following the Sale, (ii) that, if the KEIP is approved by the Bankruptcy Court and the KEIP Recipients have been offered and tendered their respective payments thereunder, each KEIP Recipient shall waive any severance claims they may have against the Company; and (iii) if the KEIP is not approved, the KEIP Recipients shall be entitled to assert severance claims provided that the Supporting Shareholders reserve their rights to object to any severance claim asserted by a KEIP Participant.

F.
Except as otherwise permitted herein, not withdraw, change or revoke its vote or support (or cause its vote or support (as applicable) to be withdrawn, changed or revoked) with respect to the Plan, the Sale, Disclosure Statement, the Severance Claims or the KEIP; and except as otherwise permitted herein, not take any other action, including, without limitation, initiating or joining any legal proceeding, that is inconsistent with, or that would materially prevent, hinder or delay the consummation of, the Restructuring, Sale, Plan, allowance of the Severance Claims or implementation of the KEIP.

Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit the Supporting Shareholders from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Case so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of materially hindering, delaying or preventing the confirmation and consummation of the Plan.

6.           Commitment of the Company.  Subject to its fiduciary duties as debtor in possession, the Company agrees to use its best efforts to (i) support and complete the Restructuring, the Sale and all transactions contemplated by the Plan in accordance with the Milestones, (ii) take any and all necessary and appropriate actions in furtherance of the Restructuring, the Sale and the Plan, (iii) complete the Restructuring, the Sale and achieve confirmation of the Plan in accordance with the Milestones, including, without limitation, by filing the Plan, Disclosure Statement and all other documents necessary or appropriate in connection with the Sale, the Disclosure Statement and the Plan, with the Bankruptcy Court in accordance with the Milestones, (iv) not take any other action that is inconsistent with, or that would delay or obstruct the proposed solicitation as to or confirmation or consummation of the Plan and (v) object to any Disputed Claims.

7.           Effective Date.  This Agreement shall be effective as of the date of receipt by the Company of a counterpart of this Agreement duly executed and delivered by a number of Series J Shareholders holding, with the power to vote in connection with the Plan (when solicited), at least 67% of the Series J Shareholder Interests.

8.           Termination.  This Agreement may be terminated (unless such Party seeking to terminate either (i) caused the Termination Event (as defined below) or (ii) is in material breach of its obligations under this Agreement, upon the occurrence of any of the following events (each a “Termination Event”):

A.	At the option of the Supporting Shareholders, if the Company files any motion or pleading with the Bankruptcy Court that is not consistent in any material respect with this Agreement or the Plan;

B.	At the option of the Supporting Shareholders, if the Company fails to comply with (i) Section 3A hereof within five (5) business days of any deadline contained therein or (ii) Section 3B hereof;

C.
At the option of the Supporting Shareholders, if the Bankruptcy Court grants relief that is materially inconsistent with this Agreement or the Plan and the Company fails to obtain the entry of one or more orders reconsidering, reversing or otherwise removing any Material Adverse Change caused by such grant within ten (10) Business Days thereof;

D.	At the option of the Supporting Shareholders, if the Company fails to commence the Chapter 11 Case on or before September 1, 2011;

E.	At the option of the Supporting Shareholders, if the Company fails to obtain entry of an order confirming the Plan by December 26, 2011;

F.	At the option of the Supporting Shareholders, if the Plan Effective Date shall not have occurred by January 15, 2012;

G.	At the option of the Supporting Shareholders, upon the occurrence of a Material Adverse Change;

H.	At the option of the Supporting Shareholders, if the Company withdraws the Plan or files, proposes or otherwise supports any plan of reorganization other than the Plan;

I.	At the option of the Company, if the Supporting Shareholder breach any of their obligations in Section 5 hereof;

J.	Entry of an order by the Bankruptcy Court, or any other court of competent jurisdiction, declaring, in a final nonappealable order, that this Agreement is unenforceable.

K.
An interim or permanent trustee, a responsible officer or an examiner with powers beyond the duty to investigate and report (as set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed to oversee or operate the Company in the Bankruptcy Cases.

L.	The Bankruptcy Cases shall have been dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

The date on which this Agreement is terminated in accordance with the foregoing provisions shall be referred to as the “Termination Date.”  The act of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of Section 362 of the Bankruptcy Code; provided, however, that nothing herein shall prejudice any Party’s rights to argue that the termination was not proper under the terms of this Agreement.

9.           Transfer of Equity Securities and Claims.  If, following execution of this Agreement by the Supporting Shareholders, any Supporting Shareholder sells or otherwise transfers or disposes of all or any of its Series J Preferred Stock, Equity Securities or any Claim (any of the foregoing, a “Transfer”) to any Person (each such Person, a “Transferee”), the Transferee must, as a condition precedent to such Transfer execute an assumption agreement to this Agreement in form and substance reasonably acceptable to the Company pursuant to which the Transferee shall agree to be bound by the terms of this Agreement.  Any Transfer in violation of this section shall be void ab initio.

10.           Entire Agreement.  This Agreement, including the exhibits, schedules and annexes hereto constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

11.           No Waiver.  Nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties expressly reserve any and all of their respective rights.  Pursuant to Federal Rule of Evidence 408, state law equivalents and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

12.           Reservation of Rights.  This Agreement and the Plan are part of a proposed compromise and settlement of the Series J Interests by and between the Company and the Supporting Shareholders.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties hereto to protect and preserve their rights, remedies and interests.  Except as expressly set forth herein, nothing herein shall be deemed an admission of any kind.  If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights, pursuant to Federal Rule of Evidence 408 and any applicable state rules.

13.           Representations and Warranties of all Parties.  Each Party represents to each other Party that, as of the date of this Agreement, (a) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement; (b) the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate or other action on its part; (c) the execution, delivery and performance of this Agreement by such Party do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation, by-laws or other organizational documents; and (d) such Party (i) is a sophisticated Person with respect to the matters set forth in this Agreement; (ii) has adequate information to make an informed decision to enter into this Agreement; and (iii) has independently and without reliance upon any other Party, and based on such information as such Party has deemed appropriate, made its own analysis and decision to enter into this Agreement.

14.           Additional Representations and Warranties of the Supporting Shareholders. Each Supporting Shareholder represents and warrants that it holds or has the power to vote in connection with the Plan (when solicited), the Series J Shareholder Interests set forth on its respective signature page hereto.

15.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

16.           Amendments.  Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written consent of the Company and the Supporting Shareholders.

17.           Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

18.           Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

19.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction.  By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.  Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Case is commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

20.           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.           Severability.  If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the fullest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

22.           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by internationally recognized overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or facsimile numbers:

If to the Company:

Nutrition 21, Inc.
4 Manhattanville Road
Purchase, NY 10577
Attn: Alan Kirschbaum
Telephone: (914) 701-4548
Facsimile:  (877) 270-9170
E-mail: akirschbaum@nutrition21.com

with a copy to (which shall not constitute notice):

Richards Kibbe & Orbe LLP
One World Financial Center
New York, NY  10281-1003
Attn:  Michael Friedman, Esq.
Telephone:  (212) 530-1846
Facsimile:  (917) 344-8846
E-mail:  mfriedman@rkollp.com

If to the Supporting Shareholders:

At the address set forth on the signature pages hereto

with a copy to (which shall not constitute notice):

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:  Adam Friedman, Esq.
Attn:  Michael Fox, Esq.
Telephone: 212-451-2300
Facsimile:  (212) 451-2222
E-mail: afriedman@olshanlaw.com
E-mail: mfox@olshanlaw.com

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

23.           Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

24.           No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto, the KEIP Recipients and the Severance Recipients and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person (other than the KEIP Recipients and the Severance Recipients).

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

NUTRITION 21, INC.

By:	/s/ Alan Kirschbaum

Name:	Alan Kirschbaum

Title:	CFO

NUTRITION 21, LLC

By:	/s/ Alan Kirschbaum

Name:	Alan Kirschbaum

Title:	CFO

ICELAND HEALTH, LLC

By:	/s/ Alan Kirschbaum

Name:	Alan Kirschbaum

Title:	CFO

HEART’S CONTENT, INC.

By:	/s/ Alan Kirschbaum

Name:	Alan Kirschbaum

Title:	CFO

SUPPORTING SHAREHOLDERS:

MIDSUMMER CAPITAL LLC

By:	/s/ Michel A. Amsalem

Name:	Michel A. Amsalem

Title:	President

Number of Series J Shareholder Interests Held: 5,000

Address for notice purposes:

295 Madison Avenue, 38th Floor, New York, NY 10017

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PHARMACHEM LABORATORIES, INC.

By:	/s/ David A. Holmes

Name:	David A. Holmes

Title:	C.E.O.

Number of Series J Shareholder Interests Held: 3,000

Address for notice purposes:

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ISLANDIA, LP

By:	/s/ Richard O. Berner

Name:	Richard O. Berner

Title:	President of John Lang, Inc., GP

Number of Series J Shareholder Interests Held: 2,500

Address for notice purposes:

485 Madison Avenue, 23rd Floor, New York, NY 10022

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UBS-O’CONNOR

By:	/s/ James M. Hnilo

Name:	James M. Hnilo

Title:	Manager, General Counsel

Number of Series J Shareholder Interests Held: 2,000

Address for notice purposes:

[signatures to continue on following page]

ENABLE GROWTH PARTNERS, L.P.

By:	/s/ Mitch Levine

Name:	Mitch Levine

Title:	Managing Partner

Number of Series J Shareholder Interests Held:1,500

Address for notice purposes:

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SHEA VENTURES, LLC

By:	/s/ John C. Morrissey

Name:	John C. Morrissey

Title:	Managing Director

Number of Series J Shareholder Interests Held: 1,000

Address for notice purposes:

655 Brea Canyon Rd., Walnut, CA 91789

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ROCKMORE INVESTMENT MASTER FUND LTD

By:	/s/ Michael Di Lania

Name:	Michael Di Lania

Title:	General Counsel

Number of Series J Shareholder Interests Held: 1,000

Address for notice purposes:

c/o Rockmore Capital, LLC
150 East 58th Street, 28th Floor, New York, NY 10155

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ROSWELL CAPITAL PARTNERS

By:	/s/ Charles M. Whiteman

Name:	Charles M. Whiteman

Title:	Director Private Equity

Number of Series J Shareholder Interests Held: 1,000

Address for notice purposes:

1120 Sanctuary Parkway, Suite 325, Alpharetta, GA 30009

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ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTION 5E:

KEIP PARTICIPANTS:

/s/ Alan Kirschbaum
Alan Kirschbaum

/s/ James Komorowski
James Komorowski

/s/ Benjamin Sporn
Benjamin Sporn

/s/ William Levi
William Levi

Exhibit A

PLAN TERM SHEET

Any Plan filed with the Bankruptcy Court shall provide that:

Initial Plan Distributions to holders of Administrative Expenses and Claims
On the effective date of the Plan (the “Effective Date”), the following distributions (the “Effective Date Payments”) shall be made as follows:

First, to pay in full, in cash any administrative expenses of the Bankruptcy Cases, including the KEIP, allowed by the Bankruptcy Court pursuant to Bankruptcy Code sections 503 and 507 and any estimated professional fees of the Company not yet allowed;

Second, to pay in full, in cash any priority unsecured claims allowed by the Bankruptcy Court pursuant to Bankruptcy Code sections 502 and 507, plus interest from the Commencement Date until the date of repayment at the lesser of (i) the rate established by the Bankruptcy Court or (ii) the rate set forth in any agreement between the holder of the Claim and the Company; and

Third, to pay in full, in cash any unsecured claims allowed by the Bankruptcy Court pursuant to Bankruptcy Code section 502, plus interest from the Commencement Date until the date of repayment at the lesser of (i) the rate established by the Bankruptcy Court or (ii) the rate set forth in any agreement between the holder of the Claim and the Company.

Creation of Liquidating Trust	On the plan effective date, a liquidating trust (the “Liquidating Trust”) will be created for the benefit of holders of Equity Securities.

Trust Assets
The Liquidating Trust’s assets (the “Trust Assets”) shall include all of the Company’s assets (the “Assets”), including any and all causes of action (including any avoidance claims under chapter 5 of the Bankruptcy Code) and the proceeds from the sale (the “Sale Proceeds”) less the Effective Date Payments (the “Remaining Sale Proceeds”).

Purpose of Liquidating Trust
The Liquidating Trust shall have all power necessary to (i) object to or continue the prosecution of any objection to any Claim or Equity Security interest and (ii) liquidate any and all of the Company’s remaining assets, including prosecuting any claims and causes of action transferred to the Liquidating Trust; provided, however, that none of the Remaining Sale Proceeds shall be used to prosecute any causes of action unless sufficient reserves have been made for the payment of all disputed Claims in full, in cash.

Distributions from Liquidating Trust
Following the effective date, the Liquidating Trust shall establish a reserve for the payment in full, in cash of all administrative expenses not paid on the Effective Date and all disputed Claims (plus interest).  Upon such administrative expenses or disputed Claims becoming allowed they shall be promptly paid by the Liquidating Trust.

Subject to the establishment of appropriate reserves, the Liquidating Trust shall distribute the proceeds of the Trust Assets as follows:

First, to pay the Stated Value Amount; and

Second, the remainder, if any, to holders of the Junior Securities (as defined in the Certificate of Incorporation).

Releases
The Plan shall provide release, injunction and exculpation provisions, substantially similar to those appearing below.

On and after the effective date of the Plan (the “Effective Date”), for good and valuable consideration, including the services of the Releasees (as defined below)to facilitate the expeditious restructuring of the Debtors and the implementation of the Plan, each of the Releasees shall be deemed to have unconditionally released one another from any and all Claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any Claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Releasees or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Security or other person or entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct.

On and after the Effective Date of the Plan, for good and valuable consideration, each holder of a Claim or Equity Security shall be deemed to have unconditionally released the Releasees from any and all claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (x) the Debtors, (y) the Chapter 11 Cases or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other document including, without limitation, the Liquidating Trust; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct.

“Releasees” means the Debtors’ officers and directors and the Debtors’ employees and consultants (and each of the Debtors' attorneys, financial advisors, investment bankers, accountants, and other professionals) and the Series J Preferred Shareholders and their respective attorneys, financial advisors, investment bankers, accountants and professionals.